UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2015, the Board of Directors of Cathay Bank, a subsidiary of Cathay General Bancorp (the “Company”), appointed Pin Tai as the President of Cathay Bank and Irwin Wong as the Chief Operating Officer of Cathay Bank, effective April 1, 2015. Mr. Wong will continue to serve as Senior Executive Vice President of Cathay Bank. Mr. Tai has also been elected as a board member of Cathay Bank, effective April 1, 2015.

Pin Tai has been an Executive Vice President of Cathay Bank since 2006, Chief Lending Officer of Cathay Bank since October 2013, and Director of Cathay Bank Foundation since 2004. Mr. Tai joined Cathay Bank in 1999 as General Manager of New York Regions with a goal to establish its footing in the East Coast region. In 2006, Mr. Tai became an Executive Vice President and General Manager of Eastern Regions, and assumed the Deputy Chief Lending Officer position in 2010.

Irwin Wong has been Senior Executive Vice President and Chief Retail Administration and Regulatory Affairs Officer of Cathay Bank since January 2014. Mr. Wong joined Cathay Bank in 1988 as Vice President of Branch Administration, advanced to Senior Vice President of Branch Administration in 1989, then served as Executive Vice President of Branch Administration from 1998 to 2011, and as Executive Vice President and Chief Risk Officer from 2011 to December 2013. He has also been a Director and Vice President of Cathay Bank Foundation since 2002, and Chief Financial Officer/Treasurer of Cathay Bank Foundation from 2004 to 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Cathay General Bancorp dated March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2015

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Cathay General Bancorp dated March 20, 2015.